EXHIBIT 5.1




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                    [LETTERHEAD OF CARTER, LEDYARD & MILBURN]



                                            December 10, 2001


Bowater Incorporated
Bowater Canada Finance Corporation
55 East Camperdown Way
P.O. Box 1028
Greenville, South Carolina 29602

Ladies and Gentlemen:

        We render this opinion in connection with the Registration Statement on Form S-4 (the "Registration Statement") of Bowater Canada Finance Corporation, a Nova Scotia unlimited liability company ("BCFC"), and Bowater Incorporated, a Delaware corporation ("Bowater"), relating to $600,000,000 in aggregate principal amount of BCFC's 7.95% Notes due 2011 (the "Exchange Notes"). The Exchange Notes are being offered pursuant to an exchange offer (the "Exchange Offer") in exchange for BCFC's outstanding 7.95% Notes due 2011. The
Exchange Notes are unconditionally guaranteed (the "Guarantees") by Bowater.

        In connection with this opinion, we, as special counsel to BCFC and Bowater, have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Indenture (the "Indenture") dated as of October 31, 2001 among BCFC, as issuer, Bowater, as guarantor, and the Bank of New York, as trustee (the "Trustee"), (ii) the Registration Statement, (iii) the form of the Exchange Notes as set forth in the Indenture, and (iv) all such additional agreements, certificates and other documents as we have deemed necessary to form a basis for this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals (and the authenticity of such originals) of all documents submitted to us as copies. We have, when relevant facts material to our opinion were not independently established by us, relied upon certificates of public officials and certificates and other written statements of officers of BCFC and Bowater.

        Based upon and subject to the foregoing and to the qualifications expressed below, we advise you that, in our opinion:


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Bowater Incorporated                                                         -2-


     (i) The Exchange Notes, when duly executed by the proper officers of BCFC, duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered in accordance with the terms of the Exchange Offer and the Indenture, will constitute valid and legally binding obligations of BCFC, enforceable against BCFC in accordance with their terms, subject to bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance or transfer, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

     (ii) The Guarantees have been duly and validly authorized by Bowater and, when duly executed by the proper officers of Bowater and delivered in accordance with the terms of the Exchange Offer and the Indenture (and when the Exchange Notes have been duly executed by the proper officers of BCFC, duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered in accordance with the terms of the Exchange Offer and the Indenture), will constitute valid and binding obligations of Bowater, enforceable against Bowater in accordance with their terms, subject to bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance or transfer, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

        We express no opinion herein as to the laws of any jurisdiction other than the laws of the State of New York, the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions of the courts of Delaware.

        We hereby consent to being named in the Registration Statement and in the prospectus which constitutes a part thereof as special counsel to Bowater and BCFC who have passed upon legal matters in connection with the notes to which the Registration Statement and the prospectus relate. We further consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/  CARTER, LEDYARD & MILBURN




PPMcG